Exhibit 99.2(N)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of American Beacon Apollo Total Return Fund of our report dated July 26, 2018, relating to the financial statements of American Beacon Apollo Total Return Fund, which appear in such Registration Statement.  We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2018